UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

SILICON STORAGE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Contacts:	Media: Jamie Moser / Nicholas Lamplough Joele Frank, Wilkinson Brimmer Katcher 212-355-4449	Investors: Arthur B. Crozier Innisfree M&A Incorporated 212-750-5833

All Three Leading Independent Proxy Advisory Firms Recommend

Silicon Storage Technology Shareholders

Vote “FOR” Approval of Microchip Merger Agreement

SUNNYVALE, Calif., March 29, 2010 – SST (Silicon Storage Technology, Inc.) (NASDAQ: SSTI), a leading memory and non-memory products provider for high-volume applications in the digital consumer, networking, wireless communications and Internet computing markets, today announced that RiskMetrics Group’s ISS Proxy Advisory Services, Glass Lewis & Co. and PROXY Governance, the three leading independent proxy advisory firms, have all recommended that SST shareholders vote “FOR” the Company’s proposed merger agreement with Microchip Technology Incorporated (NASDAQ: MCHP) (“Microchip”) at the Special Meeting of Shareholders to be held on April 8, 2010. As previously announced, under the terms of the agreement, Microchip will acquire all of the outstanding shares of SST common stock for $3.05 per share in cash.

“We are pleased that RiskMetrics, Glass Lewis and PROXY Governance have recommended that SST shareholders vote ‘FOR’ our proposed merger with Microchip. After a review of the alternatives available and an extensive go-shop period, the Strategic Committee of the SST Board of Directors believes that the Microchip transaction delivers superior value to SST shareholders,” said Ronald Chwang, Chairman of the Strategic Committee.

In its March 27, 2010 report recommending that SST shareholders vote “FOR” the Microchip merger agreement, ISS stated*:

•

“ISS’s review of the merger background suggests that the board ran a thorough sale process. This included establishing an independent Strategic Committee, and ensuring an exhaustive go-shop process which resulted in a higher offer.”

•	“we believe there is significant downside if the proposed merger is not approved.”

In its March 26, 2010 report recommending that SST shareholders vote “FOR” the Microchip merger agreement, Glass Lewis stated*:

•

“The competitive bidding process resulted in potential acquirers increasing their agreed upon purchase prices three times, each at a lower increment, culminating with Microchip’s $0.05 per share increase on March 8.”

In its March 24, 2010 report recommending that SST shareholders vote “FOR” the Microchip merger agreement, PROXY Governance stated*:

•	“We support this transaction because it appears to place a fair value on the company based on the overall market reaction, the premium offered, and the company’s historic prices.”

As previously announced, the Microchip merger transaction, which is expected to close in the second calendar quarter of 2010, is conditioned on approval of a majority of the outstanding shares of SST common stock as well as customary closing conditions. The SST Special Meeting of Shareholders will be held on April 8, 2010. The transactions contemplated by the merger agreement will be funded by Microchip with cash on hand and are not subject to financing.

SST urges shareholders to vote FOR the Microchip agreement by following the voting instructions contained in the Company’s proxy statement and proxy supplement. SST shareholders who have questions or require assistance voting their shares should contact the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3510.

Houlihan Lokey is serving as the exclusive financial advisor to the Strategic Committee of the SST Board of Directors in connection with the transaction.

Shearman & Sterling LLP is serving as legal advisor to the Strategic Committee of the SST Board of Directors in connection with the transaction.

Cooley Godward Kronish LLP is serving as legal advisor to SST in connection with the transaction.

Wilson Sonsini Goodrich & Rosati PC is serving as legal advisor to Microchip in connection with the transaction.

*	Permission to use quotations was neither sought nor obtained.

Additional Information and Where to Find It

In connection with the proposed merger with Microchip, Silicon Storage Technology, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on March 1, 2010 and a supplement to the proxy statement on March 16, 2010. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SST AND THE PROPOSED TRANSACTION WITH MICROCHIP. The definitive proxy statement was mailed to Silicon Storage Technology, Inc. shareholders on March 3, 2010 and the supplement to the definitive proxy statement was mailed on March 18, 2010. Investors and shareholders may obtain a free copy of these documents and other documents filed by Silicon Storage Technology, Inc. at the SEC’s web site at www.sec.gov and at the Investor section of our website at www.SST.com. The proxy statement and such other documents may also be obtained for free from Silicon Storage Technology, Inc. by directing such request to Silicon Storage Technology, Inc., Attention: Ricky Gradwohl, 1020 Kifer Road, Sunnyvale, California 94086, Telephone: 408/735-9110.

Silicon Storage Technology, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger with Microchip. Information about Silicon Storage Technology, Inc.’s directors and executive officers is set forth in Silicon Storage Technology, Inc.’s proxy statement on Schedule 14A filed with the SEC on April 30, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger with Microchip in included in the definitive proxy statement with respect to the proposed merger with Microchip that Silicon Storage Technology, Inc. filed with the SEC on March 1, 2010 and the supplement to the definitive proxy statement filed with the SEC on March 16, 2010.

Forward-Looking Information Is Subject to Risk and Uncertainty

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this press release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transaction described herein; approval of the merger by our shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009. This press release speaks only as of its date, and we disclaim any duty to update the information herein.

About Silicon Storage Technology, Inc.

Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of memory and non-memory products for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets. Leveraging its proprietary, patented SuperFlash technology, SST is a leading provider of nonvolatile memory solutions with product families that include various densities of high functionality flash memory components and flash mass storage products. The company also offers its SuperFlash technology for embedded applications through its broad network of world-class manufacturing partners and technology licensees, including TSMC, which offers it under its trademark Emb-FLASH. SST’s non-memory products include NAND controller-based products, smart card ICs and modules, flash microcontrollers and radio frequency ICs and modules. Further information on SST can be found on the company’s Web site at http://www.sst.com.

For more information about SST and the company’s comprehensive list of product offerings, please call 1-888/SST-CHIP. Information can also be requested via email to literature@sst.com or through SST’s Web site at http://www.sst.com. SST’s head office is located at 1020 Kifer Road, Sunnyvale, California 94086; telephone: 408/735-9110, fax: 408/735-9036.

The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc. All other trademarks or registered trademarks are the property of their respective holders.